Exhibit 23

Certified Public Accountants | 280 Kenneth Drive, Suite 100 | Rochester, New York 14623 | 585.427.8900 | EFPRotenberg.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SORL Auto Parts, Inc. and Subsidiaries

Delaware

We hereby consent to the incorporation by reference in the Registration Statementon Form S-3 of SORL Auto Parts, Inc. and Subsidiaries of our report dated March 29, 2012 relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.

 EFP Rotenberg, LLP

Rochester, New York

March 29, 2012